UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2014

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Enterprise Drive

Plainsboro, NJ 08536

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 275-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 6, 2012, Integra LifeSciences Holdings Corporation (the “Company”) was contacted by the United States Attorney’s Office for the District of New Jersey regarding the activities of sales representatives in a single region within our Extremities Reconstruction division. The U.S. Attorney’s Office investigated the activities of several sales representatives, one of whom was a supervisor until terminated by the Company for failure to cooperate with the investigation. The activities at issue pertained to alleged improper billing of customers of products for extremities indications. On August 12, 2014, the United States Attorney for the District of New Jersey announced that two former Integra sales representatives, one of whom was a supervisor, entered guilty pleas as a result of the investigation. According to the United States Attorney for the District of New Jersey, these individuals acted without the awareness of the Company. The Company cooperated with the U.S. Attorney’s Office on a voluntary basis throughout the investigation and has reimbursed affected customers. The reimbursements were made in historical periods and were not material. The Company was not a subject or target of the investigation, and believes the investigation to now be concluded.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: August 12, 2014	By:	/s/ Glenn G. Coleman
Glenn G. Coleman
	Title:	Corporate Vice President and
Chief Financial Officer